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Exhibit 23.1

Consent of Independent
Registered Public Accounting Firm

        We consent to the inclusion in this Registration Statement on Form S-1 of Pacira Pharmaceuticals, Inc. of our report, dated March 31, 2011, on our audits of the consolidated financial statements of Pacira Pharmaceuticals, Inc. as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010. We also consent to the reference to our firm under the caption "Experts".

/s/ J.H. Cohn LLP

Roseland, New Jersey
November 1, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm